                                                                   EXHIBIT 10.13

                                                   [HUGHES NETWORK SYSTEMS LOGO]

           8050025



                              TERMS AND CONDITIONS

                                       FOR

                                    38GHZ ODU

                                     BETWEEN

                             HUGHES NETWORK SYSTEMS
                    A HUGHES ELECTRONICS CORPORATION COMPANY
                             11717 EXPLORATION LANE
                           GERMANTOWN, MARYLAND 20876

                                      AND

                               ENDGATE CORPORATION
                                 321 SOQUEL WAY
                           SUNNYVALE, CALIFORNIA 94086

                              DATE: MARCH 13, 1998

                           CONTRACT NO.: JBG-020798-1









[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                        NOTICE OF PROPRIETARY INFORMATION

All information contained in or disclosed by this document is confidential and proprietary to Hughes Network Systems, Inc. By accepting this material the recipient agrees that this material and the information contained therein will be held in confidence and will not be reproduced, disclosed, or used in whole or in part except for purposes of this document.



                                       ii
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                                                           Subcontract Agreement
                                                                8050025 (12/93P)

                              TERMS AND CONDITIONS

     THIS CONTRACT dated the March 13, 1998, made between Hughes Network Systems, a Hughes Electronics Corporation company, having its principal place of business at 11717 Exploration Lane, Germantown, Maryland 20876 (hereinafter called "HNS"), and Endgate Corporation having its principal place of business at 321 Soquel Way, Sunnyvale, CA 94086 (hereinafter called the "Contractor" or "Endgate").

                                   WITNESSETH:

     WHEREAS HNS desires to buy and Contractor desires to sell Equipment and Services as hereinafter specified and the Parties desire to define the terms and conditions under which such Equipment and Services will be furnished.

     NOW THEREFORE, the Parties hereto, in consideration of the mutual covenants herein expressed, agree with each other as follows:

ARTICLE   SCOPE OF WORK

     Contractor shall provide the necessary personnel, material, services, equipment and facilities to perform the Work specified in the Statement of Work (Exhibit A) entitled "Statement of Work For Manufacture Of A 38-GHZ Radio Integrated Outdoor Unit For Subscriber And Hub Stations" Revision 6 and dated March 18, 1998, and the specification 1024668 at it's then current revision and 1025231 at it's then current revision which are attached hereto and made a part of this Contract.

ARTICLE   STRATEGIC RELATIONSHIP

     The Parties agree that they are hereby entering into a strategic relationship in which Contractor shall supply millimeter wave equipment to HNS in accordance with this Contract. Contractor agrees to give the highest priority commitment for the life of this relationship for the following elements:

     1.   Factory capacity to ensure timely delivery of Work ordered by HNS,
     2. Design services and product changes to permit this Work to retain its technical leadership and competitive position in the market and to permiffadapt its use at other frequency bands as indicated in the SOW.

     Contractor hereby grants to HNS market exclusivity for the Point-To-Multipoint market for a [*] after completion of Acceptance of the Work or any changes, enhancements, or derivatives before offering to sell such Work or modified Work to others. Exclusivity will terminate if HNS fails to order [*] of the forecasted quantity for a period of [*]. The first year Production forecast for this Contract is [*]. HNS agrees to provide the Contractor with a first opportunity to bid on requirements for new Point to Multipoint assemblies at frequencies of 18 GHz and above.


[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


                                        1
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                                                           Subcontract Agreement
                                                                8050025 (12/93P)

ARTICLE    PRICE AND PAYMENT

     A. For the full, satisfactory, and timely performance of all the requirements of this Contract, Contractor shall be entitled to payment by HNS of the amount indicated in Purchase Order P241537 and subsequent associated purchase orders, in accordance with this Article and paragraph C of the Article entitled PRODUCTION PHASE AND PURCHASE ORDERS. In any event the total amount associated with the Development Phase shall not [*] and shall be paid based on the successful conclusion of the Development milestones as shown in paragraph C of this Article. This amount, which shall be paid to Contractor in accordance with this Article, includes all taxes, duties and similar liabilities whatsoever and all charges for packaging and crating deliverable items to destination(s) in the United States designated by HNS, except as stated in Paragraph B below.

     B. Except with respect to any State or local sale, or use taxes on the sale to HNS or use by HNS of the items delivered under this Contract, Contractor shall assume responsibility for and shall save HNS harmless from all taxes, duties, and similar liabilities which may be required under any applicable Federal, State, or local law or laws and which become due by reason of the performance of Work under this Contract, and shall comply with all requirements of said laws, including any interest payment or penalties related to or arising from such taxes, duties and similar liabilities

     C. Without limiting the obligations of Contractor to comply with all the requirements of this Contract, FINS agrees to make payments to Contractor in accordance with the following schedule:

                              DEVELOPMENT PHASE

          MILESTONE                                PAYMENT
          ---------                                --------
          Project Turn-On                          [*]
          PDR
          CDR
          Qualification Unit [*]
          Field Trial Unit [*]
          FDR
          Acceptance


          where Acceptance is defined by Chapter 5 of the SOW, but excludes "Production Testing".

     D. Pursuant to this Article, the applicable amounts due Contractor shall be paid within thirty (30) days net after receipt of an invoice for the Development Phase and sixty (60) days net after receipt of an invoice for the Production Phase in which Contractor warrants that the Work that is the subject of the invoice has been completed in accordance with the requirements of this Contract, and that all conditions established by this Contract as prerequisite to payment of the

[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


                                       2
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                                                           Subcontract Agreement
                                                                8050025 (12/93P)

          invoice have been fulfilled. All invoices submitted by Contractor shall refer to purchase order P241537, and subsequent purchase orders, if any, and shall be sent in triplicate to:

          Hughes Network Systems, Inc.
          11717 Exploration Lane
          Germantown, Maryland 20876
          Attn: Accounts Payable

     E. By mutual agreement between HNS and Contractor, HNS may make payments other than as specified above for units of Work completed, but such payments shall not be deemed as evidence that the Work for which payments are made has been performed satisfactorily and shall not relieve Contractor from responsibility for full and satisfactory completion of all the Work required.

     F. In consideration of the Strategic Relationship and Development Phase payments set forth above, Contractor represents and warrants that the price charged for the Work covered by this Contract shall include a [*] over all other customers of Contractor for similar Work in similar quantities. This discount shall be in effect only for a four year period starting after the Development Phase.

ARTICLE    PRODUCTION PHASE AND PURCHASE ORDERS

     A. Upon commencement of the Production Phase, if any, orders for Products would be made by the issuance of Purchase Orders to Contractor. Contractor will deliver Product ordered under valid Purchase Order(s) issued by HNS within a maximum of ninety (90) days from the date of order, or such longer period of time as HNS may desire. Purchase Orders will include the following (at a minimum):

               1. HNS part number of Product being ordered;
               2. Quantity ordered;
               3. Unit price Product(s);
               4. Shipping instructions;
               5. Delivery schedule.

     B. Production Purchase Order delivery dates are subject to the following terms for rescheduling:

               1. Within 30 days of scheduled delivery Work Product may not be canceled or rescheduled;

               2. Within 31 to 90 days of scheduled delivery Work Product may be rescheduled out a maximum of ninety (90) days from the original scheduled due date;

               3. Quantities of Work on order with scheduled delivery more than 90 days from reschedule notice may be canceled or rescheduled without liability.

     C. The initial prices for the [*] shall be [*] and for the [*] shall be [*]. The table below represents the initial not to exceed, volume based, pricing

[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


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                                                           Subcontract Agreement
                                                                8050025 (12/93P)

          prior to the completion of the design and experiencing the actual manufacturing costs and O/H. After commencement of the Production Phase, if any, and prior to shipment of the [*], HNS and Contractor will negotiate the pricing for the subsequent Subscriber and the HUB units. The subscriber pricing will [*]. The HUB pricing will follow similar guidelines and will take into account the [*].

                SUBSCRIBER UNITS                         HUB UNITS

           QUANTITY            UNIT PRICE      QUANTITY             UNIT PRICE
           [*]                 [*]             [*]                  [*]

     D. It is understood, by both Parties that the target pricing of the Subscriber units beyond the [*] will require an end cost to HNS of [*]. To achieve this target price, after commencement of the Production Phase, if any, and prior to shipment of the [*], HNS and Contractor agree to negotiate a cost reduction plan in which both Parties will work together to achieve cost reductions for the Products. Such plan will include details of the process both Parties will follow to identify potential cost reductions and how any cost reductions achieved will be shared by both Parties subject to achieving the target price. It is understood that there will be a high level of commonality in design, materials, and manufacturing processes between the Subscriber unit and Hub unit. Therefore, any identified price reductions for the Subscriber unit will be incorporated in the Hub unit price.

     E. At HNS sole option the quantities on order may be increased according to the following schedule:

              Days Prior To Scheduled Delivery        Allowable Increase Percent

              [*]                                     [*]

     F. HNS non-binding production forecast, which is not to be interpreted as a commitment, is for [*] to be delivered over a four year period starting after the Development Phase.

ARTICLE    DELIVERY

     The Work required to be delivered to HNS by Contractor under this Contract shall be in accordance with Attachment A, Statement Of Work.

[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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                                                           SUBCONTRACT AGREEMENT
                                                                8050025 (12/93P)

ARTICLE    ACCESS TO WORK IN PROGRESS AND DATA

     All Work in progress under this Contract and data and documentation related to this Contract are subject to continuous examination, evaluation and inspection by HNS at any reasonable time during the period of this Contract on a non-interfering basis in conformity with Contractors physical security program. Thereafter, to the extent that such data and documentation is of a type normally retained by Contractor, it shall continue to be available for such purposes.

ARTICLE    INSPECTION AND TESTS

     A. Inspections may be made at all reasonable times on a non-interfering basis in conformity with Contractors physical security program by HNS or its designated representative(s) at Contractor's site(s). Contractor agrees to use best efforts to gain access for HNS to its Subcontractors site(s) for inspections if requested by HNS.

     B. Contractor shall give HNS adequate notice of all testing in accordance with the Statement Of Work to be conducted under this Contract and shall permit HNS to have its representative(s) witness such tests.

     C. When Contractor notifies HNS that the Work fully conforms with the requirements of this Contract, in accordance with the Statement Of Work, and is ready for inspection and test at Contractor's and/or its Subcontractor's site(s), HNS may conduct an inspection and shall authorize the conduct of such test(s) in accordance with Exhibit A. After completion of the test(s), HNS shall notify Contractor either that the Work is satisfactory for production and/or shipment to the destination specified by HNS, or of those particulars in which the Work does not conform with the requirements of this Contract. Where any Work does not conform with the requirements of this Contract, then upon remedy of such nonconforming items to meet the requirements of this Contract, Contractor shall notify HNS that the Work is ready for reinspection and/or retest at Contractor's and/or its Subcontractor's site(s). HNS may conduct such reinspection and/or authorize the conduct of such retest in accordance with the requirements of Exhibit A. Upon successful completion of such inspection and test, HNS'S shall notify Contractor that the Work is satisfactory for production and/or shipment to the destination specified by HNS.

     D. Remedy of the nonconforming items referred to in this Article shall be promptly made by Contractor, at its expense, upon receipt of notice thereof from HNS. If Contractor fails to remedy any such nonconforming items(s), HNS may elect either (1) to have any or all such nonconforming item(s) remedied through other means, in which event Contractor shall pay the costs of so remedying such nonconforming item(s) [*] of such nonconforming items, or (2)accept the Work and reduce this Contract price by an equitable amount.

[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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                                                           SUBCONTRACT AGREEMENT
                                                                8050025 (12/93P)

ARTICLE    ACCEPTANCE

     A. AFTER receipt at destination, HNS shall promptly inspect the Work received. Within a reasonable time after such inspection, HNS shall either accept the Work or reject the Work, and notify Contractor in writing of those rejected items, specifying reason(s) for rejection. Rejected items shall be promptly corrected by Contractor at its expense, which shall include all related costs for repair or replacement of the rejected item(s) and all applicable shipping charges. Upon correction of such rejected item(s), the Work shall be accepted by HNS.

     B. If Contractor fails to correct any such rejected item(s), HNS may elect either (1) to have any or all such rejected item(s) remedied through other means, in which event Contractor shall pay the costs of so remedying such rejected item(s) [*] of such rejected items; or (2) accept the Work and reduce this Contract price by an equitable amount.

ARTICLE    TITLE AND ASSUMPTION OF RISK

     Contractor shall convey good title, free from any claim or encumbrance, to HNS for all items either delivered under this Contract or that become the property of HNS pursuant to this Contract FOB Sunnyvale, California. Any loss or damage to such items prior to passing of title shall be at Contractor's risk.

ARTICLE    WARRANTIES

     A. Contractor represents that it is a regular dealer in, or manufacturer of, the Work and warrants that all Work furnished under this Contract is free from defects in materials, design and workmanship, and is in conformity with all requirements of this Contract.

     B. Notice of any defect or nonconformity under this Contract shall be given to Contractor within twenty four (24) months from the date of acceptance by HNS, PROVIDED, HOWEVER, that notice of a defect that is latent or was caused or concealed by fraud or such gross mistakes as amount to fraud may be given at any time.

     C. HNS shall have the right at any time during the period of this warranty, and irrespective of prior inspections or acceptances, to reject Work not conforming to the above warranty and require that Contractor, at its expense, correct or replace such Work within ten
          (10) business days with conforming Work. If Contractor fails to correct or replace such nonconforming Work promptly after notification, HNS may, by contract or otherwise, correct or replace such nonconforming Work and Contractor shall be liable for and shall pay to HNS the cost of such correction or replacement up to two (2) times the price of the non-conforming Work.

     D. In addition to the foregoing, Contractor agrees to assign, and hereby does assign, to HNS any other warranties as Contractor or its Subcontractor(s) customarily offer in connection with the sale of similar items, including sales to Contractor's or the pertinent Subcontractor's most favored purchaser. Any such assignment shall not relieve Contractor of any of its responsibilities under this Contract. Contractor shall notify HNS of each warranty and, upon

[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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                                                           SUBCONTRACT AGREEMENT
                                                                8050025 (12/93P)

          receipt of such warranty, shall deliver to HNS any documents issued by the warrantor evidenoing such warranty.

     E. In addition to correction of any defects in accordance with the warranty provisions of this Agreement, the following provisions shall apply with respect to multiple failures of the work resulting from the same defect in design, materials or manufacturing process ("Pattern Defects"): A Pattern Defect shall be established when HNS, in cooperation with Contractor, shall reasonably demonstrate that [*] of the Product delivered is failing from the same defect in design, material or manufacturing process. In the event that a Pattern Defect is demonstrated in any lot Contractor will promptly (a) modify the work design, materials and/or manufacturing process so that the Pattern Defect will no longer occur, (b) upgrade all work returned by HNS to Contractor for any other reason and which are covered by the provisions of this Article such that the Pattern Defect with respect to such work shall be corrected. Further, in the event a Pattern Defect is established as set forth above, Contractor will provide the serial number of the work in the affected lot, and HNS may recall all work of such lot(s) covered by the provisions of this Article, and Contractor shall modify all such recalled work at its expense including two way shipping costs such that the Pattern Defect with respect to such work is corrected.

     F. Contractor agrees to offer an extended warranty for Products in service where the standard 24 month warranty described above has expired. The extended warranty must be backwards compatible, i.e., Contractor will repair returned models that are of earlier vintage than the then current production model to their original vintage, and offer provisions equal to or better than those provided in the standard 24 month warranty described in the preceding paragraphs. The extended warranty shall be offered with an option to purchase on an annual basis(includes all units returned during that extended warranty period) or per unit basis. The cost for any extended warranty shall be in accordance with the following schedule:

            WARRANTY PERIOD             PRICE
            ---------------             -----

            [*]                         [*]


     G. Contractor agrees to maintain a stock of Field Replaceable Units (FRU Stock), which consists of system components, and parts and to provide ability to ship said FRU to HNS or it's customer within 24 hours of notice of a failure of Contractors Product. Quantity of FRU stock to be mutually agreed upon by HNS and Contractor.

     H. In accordance with Exhibit A, Statement Of Work Section 2.6.6, Out of Box Failure Rate(OBFR) shall not exceed, [*]. Beginning with the [*] the OBFR shall not exceed [*]. In the event that the cumulative OBFR exceeds [*] HNS will notify Contractor in writing. Contractor agrees to take steps to solve the problems causing such failures and shall within 10

[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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                                                           SUBCONTRACT AGREEMENT
                                                                8050025 (12/93P)

          working days analyze the problem(s), prepare and submit an action plan indicating what steps Contractor will take to remedy the problem, and promptly initiate corrective action on delivered and future production units. Furthermore, Contractor agrees to use it's best efforts to achieve an overall goal of [*] OBFR as soon as possible.

     I. Contractor warrants that there is nodate specific software contained in the Product(s) delivered under this Contract and that the Product(s) will not be adversely affected by the year 2000 date.

     J. Warranty provisions do not apply to Work Products delivered under the Development Phase of this Contract.

     K. Contractor agrees to maintain a stock of Work Products to ship to HNS or it's customer in the event a Work Product is dead on arrival (DOA) as a loaner unit. Furthermore, Contractor agrees to ship loaner units to HNS or it's customer in the event that Contractor does not comply with the specified MTBF and HNS or it's customers spare stock is depleted. Shipments of Work Product in accordance with this paragraph are to be made via overnight delivery.

ARTICLE    QUALITY OF MATERIALS AND WORKMANSHIP

     Except as may be otherwise specifically provided in this Contract, all Work furnished by Contractor under this Contract shall be new and free from material defects.

ARTICLE    INSURANCE

     A. Contractor shall procure and thereafter maintain Unemployment Compensation Insurance and the following other types of insurance and minimum coverages with respect to performance under this Contract:

          1. Worker's Compensation Insurance in accordance with statutory requirements for all States in which Work is performed. This policy must also be endorsed to provide coverage for employees at the Work site who are qualified for benefits from other States (all States endorsement).

          2. Employer Liability Insurance with a limit of not less than $1,000,000.

          3. Comprehensive General Liability Insurance providing Operations Liability, Owners and Contractual Protective Liability and Contractual Liability (specifically, but not by way of limitation, covering liability assumed under the Article of this Contract entitled INDEMNIFICATION). Coverage is to include the hazards of explosion, collapse and underground damage. The policy shall provide a combined single limit of liability for personal injury (including death) and property damage for not less than $1,000,000 for each occurrence.

     B. All insurance required pursuant to the provisions of this Article shall be in such form and with such insurers satisfactory to HNS and shall remain in force through HNS Acceptance or Final Acceptance pursuant to the Article of this Contract entitled ACCEPTANCE. Contractor shall file with HNS, prior to commencement of Work, Certificates of Insurance in evidence of the

[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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                                                           SUBCONTRACT AGREEMENT
                                                                8050025 (12/93P)

          aforementioned insurance coverage. Contractor shall cause HNS, including, where applicable, designated owner(s) or lessor(s) of the Work site(s), to be named as an additional insured(s) in such general liability policies.

     C. Policies offered in compliance of this Article shall provide that HNS shall be notified in writing by the insurer thirty (30) days in advance of that date upon which the insurer intends to cancel any such policy.

     D. Contractor shall give HNS immediate notice of any suite or action filed or prompt notice of any claim made against Contractor arising out of the performance of this Contract. Contractor agrees to assist and cooperate in every manner possible in connection with the adjustment of all claims arising out of operations within the scope of Work provided for under this Contract and cooperate with the insurance carrier in all litigated claims and demands that the insurance carrier or carriers are called upon to adjust or resist, and that arise out of such operations.

     E. The requirements of this Article shall be extended by Contractor to each of its Subcontractors performing Work at any Work site.

ARTICLE    INDEMNIFICATION

     Contractor, at it's own expense, shall indemnify and hold HNS, its directors, officers, employees, agents, subsidiaries, affiliates, customers, designees, and assignees harmless from any loss, damage, liability or expense, on account of damage to property and injuries, including death, to all persons, arising from any occurrence caused by any act or omission of Contractor or its Subcontractors related to the performance of this Contract. Contractor, at its expense, shall defend any suit or dispose of any claim or other proceedings brought against said indemnities on account of such damage or injury, and shall pay all expenses, including attorney's fees, and satisy all judgments which may be incurred by or rendered against said indemnities

ARTICLE     RIGHTS IN DATA

     A. All written documentation (e.g. operation manuals, maintenance manuals, et al) which is required to be delivered under this Contract or is delivered pursuant to the Article of this Contract entitled REPORTS shall be the exclusive property of HNS and shall not be disclosed to any other party, and HNS shall have the unlimited right to the information contained therein. HNS shall protect all other written documentation, which is marked by Contractor with an appropriate and valid proprietary legend, such as "Contractor Confidential," from unauthorized disclosure to any person who is not a director, officer, employee or agent of HNS, in the same manner as HNS protects its own confidential information, PROVIDED, HOWEVER, that HNS shall have the right to use and duplicate such written documentation for any HNS purpose.

     B. Notwithstanding the foregoing, HNS shall have no obligation with respect to any written documentation or information previously known to HNS, invalidly marked, or which is or becomes in the public domain, or which is rightfully acquired by HNS from third parties, or which is independently developed by HNS, or which, is approved for release by the written


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                                                           SUBCONTRACT AGREEMENT
                                                                8050025 (12/93P)

           Authorization of Contractor, or Which HNS has the Right to Disclose Pursuant to Any Licenses Granted Under the Article of This Contract Entitled PATENT RIGHTS.

ARTICLE    REPORTS

     The Contractor shall provide reports, schedule information and progress reports as specified in the Statement of Work.

ARTICLE    HNS PROPRIETARY INFORMATION

     Contractor agrees, that with respect to any data, drawings, documents or other writings supplied by HNS to Contractor and identified as proprietary or HNS confidential (hereinafter referred to as "Proprietary Information"):

     1. To use such Proprietary Information only in performance of the Work under this Contract;

     2. Not to make copies of any such Proprietary Information or any part thereof without the written permission of HNS, or as required to perform the subject tasking of this contract, as limited by subparagraph 4 below;

     3. To limit dissemination of such Proprietary Information to persons within Contractor's organization who are directly involved in the Work under this Contract and have a need to use such Proprietary Information for purposes of such Work only;

     4. Not to disclose any such Proprietary Information or any part thereof to others for any purpose;

     5. To return such Proprietary Information and any copies thereof to HNS, or, with prior approval from HNS, to certify destruction of all Proprietary Information at the completion of all Work under this Contract or at such earlier date as HNS may designate. However, Contractor may retain one copy of the Proprietary Information for archival purposes with HNS agreement.

ARTICLE   PATENT RIGHTS

A. All inventions conceived or first actually reduced to practice by either Party under this Contract, either solely or jointly with the other Party and all Patents issuing thereon, shall be the joint property of the Parties in accordance with paragraph G of this Article. Promptly after acquiring knowledge of each such invention, Contractor will disclose the same to HNS in writing, and will provide HNS with such additional information and cooperation as HNS may require to secure Patent protection on the same, if HNS decides to seek Patent protection.

B. With respect to other Patents not falling under Paragraph A above and only with respect to Work performed and Product(s) delivered under this Contract, Contractor hereby grants to HNS an irrevocable, nonexclusive license to practice and have practiced throughout the world any invention covered by each Patent now or hereafter owned, acquired or licensable by Contractor. In the event Contractor is unable or unwilling to provide Work or Work Products which meet


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                                                           SUBCONTRACT AGREEMENT
                                                                8050025 (12/93P)

     the requirements of this Contract, such license shall allow HNS to make or have others make the items deliverable under this Contract, for use by HNS or for sale or lease or resale by HNS customers. Such license herein granted shall be (1) deemed fully paid-up only for the purpose of use, redesign or modification of any items delivered under this Contract, or for manufacture in the event Contractor is unable or unwilling to provide items which meet Contract requirements; and (2) on reasonable terms and conditions for other purposes.

C. Any other provisions of this Contract notwithstanding, with respect to any inventions that any person or entity is authorized by the terms of this Contract to use or practice only under certain conditions or limitations, such use or practice shall be:

     1. Free, unconditional and unlimited from and after the time that the rights in inventions come into the public domain, or

     2. At the sole discretion of such person or entity, on other terms from and after the time that such rights in inventions become otherwise lawfully available to such person or entity on such other terms.

D. This Article shall not be construed as limiting any rights of HNS or obligations of Contractor under this Contract, including specifically the right of HNS for no additional compensation to Contractor, to use, have used, deliver, lease, modify for the benefit of HNS' users, sell or otherwise dispose of any item or any part thereof required to be delivered under this Contract.

E. Contractor shall, unless otherwise authorized or directed by HNS, include in each subcontract hereunder involving experimental, developmental, or research work or studies, a Patent Rights Article pursuant to which each such Subcontractor agrees to grant to HNS rights to obtain licenses under Patents owned or licensable by the Subcontractor to the same extent as the rights granted by Contractor in Paragraphs A and B above. In the event of refusal by a Subcontractor to accept such a Patent Rights Article, Contractor (1) shall promptly submit a written report to HNS setting forth the Subcontractor's reasons for such refusal, and (2) shall not proceed with the subcontract without the written authorization of HNS.

F. Nothing in this Contract shall be construed by implication, estoppel, or otherwise to:

     1. Require either Party to file any Patent application, to secure any Patent, or to maintain any Patent in force; or

     2.   Bring or prosecute actions or suits against third-party infringement.

G.   JOINT INVENTIONS

     1 Each Party shall have an equal, undivided one-half interest in and to Joint Inventions, as well as in and to patent applications and patents thereon in all countries. An assignment of rights in all Joint Inventions shall be executed in the names and for the benefit of both Endgate and Hughes.

     2      Endgate shall have the first right of election to file patent applications in any country, including the selection of the attorney or agent to prepare the patent application, and Hughes


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                                                           SUBCONTRACT AGREEMENT
                                                                8050025 (12/93P)

     shall have a second right of election. Each Party in turn shall make its election at the earliest practicable time, and shall notify the other Party, in writing, of its decision.

     3      The expenses for preparing, filing and securing each Joint Invention application, and for issuance of the respective patent shall be borne by the Party which prepares and files the application. The other Party shall furnish the filing Party with all documents or other assistance that may be necessary for the filing and prosecution of each application. Where such Joint Invention application for patent is filed by either Party in a country which requires the payment of taxes, annuities or maintenance fees on a pending application or on an issued patent, the Party which files the application shall, prior to filing, request the other Party to indicate whether it will agree to pay one-half of such taxes, annuities or maintenance fees. If within sixty (60) Days of receiving such request, the non-filing Party fails to assume in writing the obligation to pay its proportionate share of such taxes, annuities or maintenance fees, or if either Party subsequently fails to continue such payments within sixty (60) Days of demand, it shall forthwith relinquish to the other Party, providing that said other Party continues such payments, its share of the title to such application and patent, subject, however, to retention of a paid-up, non-exclusive, non-assignable license in favour of the relinquishing Party, its parent, and any subsidiary thereof to make, use, lease and sell, apparatus and/or methods under said application and patent.

     4      Endgate may sell, lease or otherwise transfer the Work, or any portion thereof, subject to the exclusivity, provision in the Article entitled STRATEGIC RELATIONSHIP, which is covered by one or more Joint Invention to any party provided that prior to any such sale, lease or transfer, Endgate agrees in writing to pay to HNS a reasonable royalty, to be negotiated in good faith between HNS and Endgate.

ARTICLE     PROPRIETARY RIGHTS INDEMNITY

A. Contractor, at its own expense, shall indemnify and hold HNS, its partners, directors, officers, employees, agents, subsidiaries, affiliates, customers, designees or assignees harmless from any loss, damage, liability or expense on account of any claim(s), and shall defend any suit AND dispose of any claim(s) or other proceedings, based on an allegation that the manufacture of any item in the performance of this Contract, or the use, lease, sale or importation of any item delivered or scheduled to be delivered under this Contract, infringes any United States or foreign Patent(s), copyrights, or other proprietary right(s). Contractor shall pay any royalties and other costs or expenses, including attorney's fees, related to the defense, settlement, or disposition of such infringement claim(s). HNS shall promptly notify Contractor in writing of any such infringement claim or action and give Contractor authority and any assistance or information reasonably available to HNS for the defense of such claim(s). Any such assistance or information which is furnished by HNS at the request of Contractor is to be at Contractor's expense.

B. If the manufacture of any item in the performance of this Contract, or the use, lease or sale of any item delivered or scheduled to be delivered under this Contract, is enjoined as a result of a suit based on any such claim(s) of infringement, Contractor agrees to utilize its best efforts (i) to negotiate a license or other agreement with the claimant so that the item is no longer subject to such injunction, or (2) to modify such item suitably or suitable a suitable item therefor (subject to the technical approval of HNS), which modified or substituted item is not subject to such

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                                                           SUBCONTRACT AGREEMENT
                                                                8050025 (12/93P)

     injunction, and to extend the provisions of this Article thereto. In the event that neither of the foregoing alternatives is suitably accomplished by Contractor, Contractor shall be liable to HNS for HNS' additional costs and damages arising as a result of such injunction.

C. Contractor agrees to use its best efforts to design, develop and manufacture the items to be delivered under this Contract so that the manufacture, use, lease, sale or importation of any such items shall not infringe any United States or foreign Patent(s) or other proprietary right(s). Contractor further agrees to use its best efforts to identify and promptly report to HNS any unexpired Patents or other proprietary rights of third parties which may be infringed by the manufacture, use, lease, sale or importation of any item delivered under this Contract.

D. HNS neither represents nor warrants that the performance of any Work or the manufacture, use, lease or sale of any deliverable item will be free from any third-party claim(s) of infringement of any United States or foreign Patent(s) or other proprietary right(s).

ARTICLE   EXCUSABLE DELAY

     Acts of God, or of the public enemy, acts of the Government in its sovereign capacity, fires, floods, strikes, epidemics, quarantine restrictions, freight embargoes and failure of HNS to deliver HNS-furnished property as required under this Contract, which cause failure to perform hereunder and, in every case, are beyond the reasonable control and without the fault or negligence of Contractor, shall constitute an excusable delay, if written notice thereof is given to HNS within twenty (20) days after such event shall have occurred. In the event of delay resulting from any of the above causes, only the applicable delivery requirements will be extended accordingly. In the event that an excusable delay should occur and go beyond ninety (90)days, HNS has the right to terminate this Contract without liability.

ARTICLE   CHANGES

     A. HNS may, with mutual agreement of Contractor which agreement will not be unreasonably withheld, by written change order, and without notice to any surety, make changes within the general scope of this Contract in drawings, designs, specifications, methods of shipment or packaging/packing, quantities, or time or place of delivery require additional Work; or direct the omission of Work. If any such change causes an increase or decrease in the cost of, or the time required for performance of, this Contract, an equitable adjustment shall be made in the price(s), or delivery date(s), or both, and this Contract shall be amended in writing accordingly. Any claim for adjustment by Contractor under this Paragraph shall be deemed waived unless asserted in writing within thirty (30) days from the date of receipt by Contractor of the change order. The amount of such claim shall be stated either when it is submitted, or at such later date not to exceed sixty (60) days from the date of assertion of the claim. Such later date shall be requested at the time of submission of such claim by Contractor. If the cost of supplies or materials made obsolete or excess as a result of a change is included in Contractor's claim for adjustment, HNS shall have the right to prescribe the manner and means of their disposition and shall be entitled to the proceeds, if any of such disposition. Nothing in this Article shall excuse Contractor from promptly proceeding with this Contract as changed. Changes to this Contract can only be made by a duly authorized representative of the HNS Procurement Department.

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                                                           SUBCONTRACT AGREEMENT
                                                                8050025 (12/93P)

     B. If Contractor or HNS claims a right to adjustment pursuant to Paragraph A of this Article, Contractor shall prepare and furnish to HNS the evidence necessary to establish the amount of any increase or decrease in the cost of, or the time required for, the performance of this Contract caused by the change order. Subject to Paragraph D of this Article, the amount of any such change increase or decrease shall be determined in accordance with the Contractor's regularly established accounting practices and shall, if requested by HNS, be verified by an independent Certified Public Accounting firm.

     C. The Parties shall attempt to reach agreement as to any equitable adjustment that is due pursuant to Paragraph A of this Article. Without relieving Contractor of its obligation to proceed promptly with this Contract as changed, in the event the Parties are unable to reach agreement as to an equitable adjustment, the matter shall be determined in accordance with the Article entitled ARBITRATION.

     D. HNS' personnel may from time to time render technical assistance or give technical advice to, or effect an exchange of information with, Contractor personnel concerning the Work to be furnished under this Contract. However, Contractor shall not deviate from the requirements of this Contract by reason of such assistance or exchange of information, unless the deviation is incorporated into and authorized by a change order issued in accordance with Paragraph A of this Article. The Contractor shall not, by reason of such assistance, advice or exchange of information, delete or in any way modify any of HNS' rights or any of Contractor's obligations, express or implied, which are a part of this Contract.

ARTICLE   TERMINATION FOR CONVENIENCE

     A. By written notice to Contractor, HNS may terminate this Contract, in whole or in part, for its convenience at any time prior to completion. In the event of such termination by HNS, it is agreed that the termination charges shall be negotiated. However, in no event shall the termination charges pursuant to this Article exceed the lesser of:

          1. The total Contract price as reduced by the Contract price of Work not terminated; or

          2. For the Development Phase, HNS shall reimburse Contractor for the costs accrued to and including the milestone of the Development Phase at which the Contract is terminated. HMS shall, however, not have the right to terminate the Contract until after milestone l(Minimum level) as stated in the Article entitled Price And Payment, paragraph C; or

          3. For the Production Phase, if any, [*] of the total manufacturing costs (exclusive of nonrecurring engineering costs), both direct and it. direct, incurred by Contractor in the performance of the Work so terminated.

     B. In the event of termination pursuant to this Article, Contractor shall take all action, necessary to reduce the termination costs due from HNS, including, but not limited to, the immediate discontinuance of the terminated Work under this Contract, and the placing of no further orders for labor, material or services required under the terminated portion. Contractor agees to take

[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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                                                           SUBCONTRACT AGREEMENT
                                                                8050025 (12/93P)

          such action as may be necessary, or as HNS may direct, for protection of property in Contractor's possession in which HNS may have acquired an interest.

     C. Contractor shall continue performance of the portion of this Contract not terminated. HNS shall have no obligations to Contractor with respect to the terminated portion of this Contract, except as herein provided.

     D. Contractor agrees to advise HNS in writing of all proposed settlements with vendors in the event of termination, and Contractor further agrees not to enter into any binding settlement until either HNS has approved the proposed settlement or thirty (30) days have elapsed from the date HNS was first notified of such proposed settlement.

     E. Direct and indirect costs shall be determined in accordance with generally accepted accounting practices and verified by an independent Certified Public Accountant. HNS shall pay Contractor the termination charges due under this Article within sixty (60) days after submission to HNS of such total costs certified by the independent Certified Public Accountant. Payment of any termination charges hereunder shall be in an amount equal to the total termination charges less the following:

          1. Amount(s) previously paid by HNS to Contractor for the terminated Work pursuant to this Contract; and

          2. Amount(s) representing Contractor's total cost of segregable items of inventory for the terminated Work not desired by HNS and which Contractor elects to retain for its use.

          Should the sum of (1) and (2) above exceed the total termination charges, Contractor shall repay to HNS within sixty (60) days the amount by which the sum of (l) and (2) above exceed the total termination charges.

     F. In the event of such TERMINATION, all inventory for the terminated Work, including, but not limited to, the Work Product of Contractor generated under this Contract, other than as specified in Paragraph E2 of this Article, shall become the property of HNS.

ARTICLE   TERMINATION FOR DEFAULT

     A. By written notice of default to Contractor, HNS may terminate this Contract, in whole or in part, in any one of the following circumstances:

          1. If Contractor fails to make delivery of the Work within the time specified herein or any extension thereof; or

          2. If Contractor fails to perform any of the provisions of this Contract, or so fails to make progress as to endanger performance of this Contract in accordance with its terms, and in either of these two circumstances does not cure such failure within a period of twenty (20) days (or such longer period as HNS may authorize in writing) after receipt of notice from HNS specifying such failure; or

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                                                           SUBCONTRACT AGREEMENT
                                                                8050025 (12/93P)

          3. The Contractor becomes insolvent or the subject of proceedings under any law relating to bankruptcy or the relief of debtors or admits its inability to pay its debts as they become due.

     B. In the event of default under this Article, Contractor shall repay to HNS any payments made by HNS in excess of the price of Work delivered by Contractor and accepted by HNS. In no event shall HNS be liable for the cost of completed Work not delivered and accepted by HNS.

     C. In the event HNS terminates this Contract, in whole or in part, as provided in Paragraph A of this Article, HNS may procure, upon such terms and in such manner as HNS may deem appropriate, Work similar to that so terminated, and Contractor shall be liable to HNS for any excess costs(which HNS will make reasonable efforts to limit)for such similar Work [*] for the Development Phase and [*] for any [*] under this Article, PROVIDED, HOWEVER, that Contractor shall continue performance of this Contract to the extent not terminated under the provisions of this Article.

     D. If this Contract is terminated as provided in Paragraph A of this Article, in addition to any other rights provided in this Article, HNS may require Contractor to transfer title and deliver to HNS in the manner and to the extent directed by HNS, (1) any completed supplies, and (2) such partially completed supplies and materials, parts, tools, dies, jigs, fixtures, and contract rights (hereinafter called "Manufacturing Materials") as Contractor has specifically produced or specifically acquired for the performance of such part of this Contract as has been terminated, and Contractor shall, upon direction of HNS, protect and preserve property in the possession of Contractor in which HNS has an interest. Payment for completed supplies delivered to and accepted by HNS shall be at the price stated in this Contract. Payment for Manufacturing Materials delivered to and accepted by HNS, and for the protection and preservation of property, shall be in an amount agreed upon by Contractor and HNS; failure to agree on such amount shall be a dispute within the meaning of the Article of this Contract entitled ARBITRATION. HNS may withhold from amounts otherwise due Contractor for such completed supplies or Manufacturing Materials, such sum(s) as HNS deems necessary to protect HNS against any loss arising in connection with outstanding liens or claims of former lien holders.

     E. If, after notice of termination of this Contract under the provisions of this Article, it is determined for any reason that Contractor was not in default under the provisions of this Article, or that the default was excusable under the provisions of the Article of this Contract entitled EXCUSABLE DELAYS, the rights and obligations of the Parties shall be the same as if the notice of termination had been issued pursuant to the Article of this Contract entitled TERMINATION FOR CONVENIENCE.

     F. The rights and remedies of HNS, provided in this Article, include the right to recovery of attorney's fees, and are not exhaustive and are in addition to any other rights and remedies under this Contract or by operation of law.

ARTICLE   ESCROW OF DESIGN RIGHTS AND DOCUMENTATION

     Contractor shall deposit in an Escrow account, to be mutually agreed to, all pertinent drawings, documentation, test procedures, artwork, design data, including but not limited to source source code and/or other software, necessary to manufacture, test, use, support and sell the Product(s) at the earliest possible time after generation of such drawings, documents, design data and software, but no later than


[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


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                                                           SUBCONTRACT AGREEMENT
                                                                8050025 (12/93P)

20 days after its generation. The right to utilize and manufacture, without cost, such drawings, documentation, artwork, design data, including but not limited to software source code and/or other software will convey to HNS as provided for in the Article of this Contract entitled RIGHTS TO MANUFACTURE. This right or remedy shall be in addition to any other rights or remedies provided by law.

ARTICLE    RIGHTS TO MANUFACTURE

     HNS, at its sole option, may request and Contractor shall provide all pertinent and required documentation, including software, artwork, test procedures, specifications, parts lists, drawings, etc., as escrowed pursuant to the Article of this Contract entitled ESCROW OF DESIGN RIGHTS AND DOCUMENTATION, necessary for HNS to manufacture or have manufactured, test, support, use, sell and resell the Product(s) should any of the circumstances listed in the Article of this Contract TERMINATION FOR DEFAULT occur or in the event this Contract is terminated under the provisions of the Article of this Contract TERMINATION FOR DEFAULT.

     Further, the right to manufacture shall be granted as a non-exclusive, worldwide, unrestricted, non-transferable, royalty free right to HNS. Contractor shall also provide reasonable consultation of its key personnel at no cost to HNS other than the reasonable and actual travel and living costs should HNS require any travel.

ARTICLE         LIQUIDATED DAMAGES

     A. The Parties hereto agree that timely performance is a primary consideration in this Contract, and, therefore, it is agreed that time is of the essence hereunder.

     B. Following an initial grace period of thirty (30) calendar days of delay, for each calendar week of delay thereafter, up to a maximum of ten (10) calendar weeks, following the required delivery date(s) Contractor shall pay to HNS as fixed, agreed and liquidated damages, and not as a penalty, for said delay, one percent (1%) per week of the Purchase Order value.

     C. Any amount(s) Contractor owes to HNS, pursuant to the provisions of this Article, may be deducted by HNS from Contractor's invoice(s)or other surety if any.

     D. If Contractor does not fully demonstrate that the Work meets the requirements of this Contract, and HNS does not exercise its right to terminate this Contract for default in accordance with the Article of this Contract entitled TERMINATION FOR DEFAULT, the liquidated damages in this Article shall be the sole compensation to which HNS shall be entitled for delays for the number of days stated in Paragraph B of this Article provided, however, that damages incurred by HNS after said period of delay for which liquidated damages are recovered shall be as at law or as otherwise provided in this Contract.

     E. As used in this Article, "Calendar Days" or "Calendar Weeks" shall mean part of a day or week commencing at twelve (12) o'clock midnight, EST.

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                                                           SUBCONTRACT AGREEMENT
                                                                8050025 (12/93P)

ARTICLE    ARBITRATION

     If any dispute or disagreement arising between Contractor and HNS in connection with this Contract cannot be settled to the mutual satisfaction of Contractor and HNS within thirty (30) days (or such longer period as may be mutually agreed upon) from the date that either Party informs the other in writing that such dispute or disagreement exists, the parties shall submit such disputes to binding arbitration. Within thirty (30) days after either party has notified the other in writing that it is submitting a dispute to arbitration, one arbitrator shall be selected under the then current rules of the American Arbitration Association ("AAA") pertaining to commercial disputes and shall be held in Washington, D.C. The arbitration shall be conducted in accordance with the Commercial Arbitration rules of the AAA, except the AAA shall not have authority to make any award for damages excluded herein. The arbitration award shall be by a written decision and shall be final and binding and enforceable by any court of competent jurisdiction. Either party may seek appropriate injunctive relief in any court of competent jurisdiction.

ARTICLE    CONTRACTOR'S RESPONSIBILITY

     A. Contractor is an independent contractor and is responsible to HNS for all acts and omissions of all persons directly or indirectly used by it or any of its subcontractor(s), unless a subcontractor is designated by HNS, in connection with the Work required by this Contract, PROVIDED, HOWEVER, that nothing in this Contract shall be construed as creating any contractual relationship between HNS and any subcontractor.

     B. The granting of any approvals by HNS shall not affect the responsibility of Contractor for the design of the Work to meet Contract requirements or for the correctness of Contractor's drawings and specifications. No such granting by HNS or course of dealing between the Parties shall be held to constitute a waiver by HNS of any of HNS rights under this Contract. All waivers by HNS shall be in writing.

ARTICLE        TRADE NAMES, TRADEMARKS AND TRADE DRESS

     A. Contractor agrees to comply with all HNS instructions regarding the trade dress packaging, trade names, trademarks, service marks or other indicia of source which shall appear on items to be delivered under this Contract. Contractor further agrees that, after delivery of said item(s) to HNS or a designated HNS customer, HNS may modify the trade dress or packaging thereof, and/or replace, modify, or supplement any indicia of origin appearing thereon, to identify HNS as the source of said item(s).

     B. Neither Party shall use any mark or trade name of the other Party or refer to the other Party in connection with any product, equipment, promotion, or publication without the prior written approval of the other Party.

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                                                           SUBCONTRACT AGREEMENT
                                                                8050025 (12/93P)

ARTICLE    PUBLIC RELEASE OF INFORMATION

     Contractor shall obtain the prior written approval of HNS concerning the content and timing of news releases, articles, brochures, advertisements, speeches and other information releases concerning the Work performed or to be performed hereunder by Contractor, its Subcontractor(s) or employee(s) or consultant(s) of either. Contractor agrees to give HNS reasonable advance time for review of any material submitted to HNS for approval.

ARTICLE   NOTICES

     Any notice(s) required or permitted to be given or made in this Contract shall be in writing. Such notice(s) shall be deemed to be duly given or made when it shall have been delivered by facsimile transmission [FAX], hand, or registered mail to the Party to which it is required to be given or made at such Party's address specified below:

       HNS:       Hughes Network Systems, Inc.
                  11717 Exploration Lane
                  Germantown, Maryland 20876
       Attn:      John Grimes


                  Purchasing Agent


                  TEL (301) 548-8401
                  FAX (301) 548-8458

      Contractor: Endgate Corporation
                  321 Soquel Way
                  Sunnyvale, CA 94086
      Attn:       Julianne Marie Biagini
                  TEL (408) 737-7300
                  FAX (408) 737-6794

ARTICLE   ORDER OF PRECEDENCE

     In the event of any ambiguity and/or inconsistency between the Terms and Conditions, Statement of Work, Specifications, Drawings or other documents incorporated by reference, the following descending order of precedence shall control:

     1.   Terms and Conditions and any amendments thereto;

     2.   Exhibit A, Statement of Work Revision 6 and dated March 18, 1998;

     3. Exhibit B, Performance Requirements Specification 1024668 and 1025231 at their current revision;

     4.   Purchase Order(s);

     5. Drawings and other documents attached to the Specifications or incorporated by reference.

                                                           SUBCONTRACT AGREEMENT
                                                                8050025 (12/93P)

ARTICLE   APPLICABLE LAW

     This Contract shall be interpreted, construed and governed by the laws of the State of Maryland.

ARTICLE   GENERAL

     A. Contractor agrees that the Work performed under this Contract, including the Products and services of that Work, shall comply with all applicable permits and licenses and the requirements ofal applicable laws, regulations and standards as required by the Statement Of Work.

     B. Where this Contract or any code, ordinance, or governmental regulation requires a material or item to conform to a particular standard, Contractor shall, at the request of HNS, deliver to HNS a certificate from the manufacturer or its authorized representative stating that the material or item furnished conforms to the standard prescribed. Such certificate shall be in triplicate and in such form as HNS may require.

     C. Contractor agrees that it will neither incorporate any provision in its subcontracts nor enter into any agreement, written or oral, either directly or indirectly, with Subcontractors or vendors which has or may have the effect of prohibiting Subcontractor or vendor sales directly to HNS of any supplies like those manufactured or services like those furnished, by any tier Subcontractor or vendor pursuant to this Contract.

     D. Neither Party shall assign or delegate this Contract or any of its rights, duties or obligations thereunder to any person or entity without the prior written approval of the other Party.

     E. All documentation, notices, reports and correspondence under this Contract shall be submitted and maintained in the English language.

ARTICLE   EXAMINATION OF CONTRACT

     A. By executing this Contract, the Parties represent that they have thoroughly examined this Contract and believe it to be complete, consistent and accurate.

     B. The terms of this Contract constitute the final and entire agreement between the Parties, and no prior or contemporaneous representations, expressions or agreements, either written or oral, shall vary or supplement the terms of this Contract. The terms of this Contract shall not be supplemented or contradicted by course of dealing, usage of trade or course of performance under this or other contracts.

     C. Amendments to this Contract shall be in writing and signed by both Parties.

                                                           SUBCONTRACT AGREEMENT
                                                                8050025 (12/93P)

ARTICLE   PRODUCT SUPPORT

     A. The Contractor warrants that the items purchased under this Order, including subassemblies and spare parts, shall be available to HNS and its customers during the operational life of the items purchased or fifteen (15) years after the date of final shipment under this Order, whichever is later.

     B. In the event the Contractor discontinues manufacture of the aforementioned items, subassemblies and spare parts therefore and does not provide for another qualified source, the Contractor shall make available to HNS all drawings, specifications, data, etc., which will enable HNS or its customers to manufacture or procure said items, subassemblies and spare parts under a royalty-free license which is hereby granted.

     C. The Contractor shall support the items purchased hereunder during the operational life of the items or for a period of fifteen (15) years from the date of final shipment under this Order. Said support includes, but is not limited to, technical services and maintenance of Contractor's stock of subassemblies and spare parts as may be required to be ordered to support the operation of the items.

ARTICLE   KEY PERSONNEL

Contractor represents and warrants to HNS that the services of certain key personnel, specifically John Mikulsky, Dick Mayeur, Dan Teuthorn, Jim Wilfong, Bryson Wallace and Ray Biasing and the Key Personnel Retention Plan (Exhibit C) will be applied to the performance of this Contract during the Development Phase and HNS has relied on this representation and warranty as a material inducement to entering into this Contract. Accordingly, should the services of John Mikulsky, Dick Mayeur, Dan Teuthorn, Jim Wilfong, Bryson Wallace and Ray Blasing cease to be applied to the performance of this Contract, Contractor and HNS will promptly confer and if Contractor does not demonstrate within ten
(10) business days to HNS's reasonable satisfaction the substitution of an alternate individual of equal or greater knowledge, skill, experience and judgement, HNS may declare Contractor in default pursuant to the provisions of the Article TERMINATION FOR DEFAULT. Contractor shall notify HNS of any material changes to the Key Personnel Retention Plan as shown in Exhibit C attached hereto which is deliverable to HNS within ten (10) working days of execution of this Contract.


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


                                                           SUBCONTRACT AGREEMENT
                                                                8050025 (12/93P)

ARTICLE    SURVIVAL

The provisions of this Contract that by their sense and context are intended to survive the termination of this Contract shall so survive.


IN WITNESS WHEREOF, the Parties hereto have executed this Contract.


                                                 HUGHES NETWORK SYSTEMS

ATTEST:                                          BY: /s/ Suresh Arora
       ---------------------------------            ---------------------------
                                                 NAME: /s/ Suresh Arora
                                                      -------------------------
                                                 TITLE: Vice President
                                                       ------------------------

                                                 ENDGATE CORPORATION

ATTEST: /s/ JULIANNE M. BIAGINI                  BY: /s/ James Bybokas
       ---------------------------------            ---------------------------
                                                 NAME: James Bybokas
                                                      -------------------------
                                                 TITLE: Vice President
                                                       ------------------------


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